ACKNOWLEDGEMENT OF BASIC TERMS AND PROVISIONS OF LEASE

THIS ACKNOWLEDGEMENT ("Acknowledgement") is to be incorporated in and made a part of that certain Lease dated as set forth below (the "Lease") by and between Landlord ("Landlord"), whose address is as set forth below, and Tenant ("Tenant"), whose address is as set forth below, regarding the leasing of the below identified Premises ("Premises") as set forth below, and Landlord and Tenant further agree as follows:

Defined Terms. All terms and definitions defined and set forth in the Lease or in any exhibits or addenda attached hereto shall be applicable to those terms and provisions as used herein, unless the context herein specifically requires otherwise.

LEASE DATE:	May 21, 2010
LANDLORD:	4811 Lyons Tech Pkwy, LLC
LANDLORD ADDRESS:	6820 Lyons Technology Circle, Suite 100 Coconut Creek, FL 33073 (954) 570-8111 Phone (954) 570.8844 Fax
TENANT:	The Source Vitamin Company, Inc.
TENANT ADDRESS:	4811 Lyons Technology Parkway Suite 30 Coconut Creek, FL 33073
PREMISES:	LT 4 Suite 30, approximately 1,562 s.f. +/- gross square feet 4811 Lyons Technology Parkway Suite 30 Coconut Creek, FL 33073
MONTHLY RENTAL PAYMENT SENT TO:	**Payable to: Principal Life Insurance Company** **Mail to: Principal Life Insurance Company - # 1233-13** PO Box 310300 Property: 1233-13 Des Moines, IA 50331-0300
LEASE TERM:	Three (3) Years
COMMENCEMENT DATE:	June 1, 2010
RENT ABATEMENT:	None
SECURITY DEPOSIT:	$3,035.49
PREPAID RENT (First Month Rent):	$1,517.74 (includes 6% sales tax)
TOTAL DUE AT LEASE SIGNING:	$4,553.23
FLORIDA STATE SALES TAX:	Six percent (6%)
LATE PAYMENT SERVICE CHARGE:	Five percent (5%)
USE:	Warehouse/Distribution/Storage of Nutritional Goods
HOLDOVER PERCENTAGE:	150%
TENANT IMPROVEMENTS:	Landlord to furnish and install A/C in warehouse space
RENT SCHEDULE:	See Exhibit A
LANDLORD'S BROKER:	Adam Vaisman, Butters Realty & Management
TENANT'S BROKER:	Rod Vanderbilt, Ocean-Mark Properties, Inc.

COMMERCIAL LEASE

THIS LEASE ("Lease") dated _______________, 2010, is made by and between 4811 Lyons Tech Pkwy, LLC a Delaware limited liability company (the "Landlord"), and The Source Vitamin Company, Inc. ("Tenant").

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises described below for the term and subject to the terms, covenants and conditions hereinafter set forth:

1. DEFINITIONS. Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

1.1 Rent: The rent set forth in **Exhibit "A"** attached hereto and made a part hereof (plus all applicable sales tax).

1.2 Building: Collectively, the buildings and other improvements on the Land.

1.3 Lease Commencement Date: June 1, 2010

1.4 Common Areas: All facilities furnished by Landlord and designed for the general use, in common, of occupants of the Building, including Tenant, their respective officers, agent's employees and customers, including but not limited to any of the following which may be furnished by Landlord such as parking areas, driveways, entrances and exits thereto and landscape areas. All such areas shall be subject to the exclusive control, administration and management of Landlord and Landlord shall have the right from time to time to change the area, level, location, amount and arrangement of such parking areas, if any, and other facilities referred to above, to restrict parking by Tenants and their employees and to make all rules and regulations pertaining thereto for the proper operation and maintenance of the Common Areas.

1.5 Security Deposit: The sum of **$3,035.49** due upon execution of Lease by Tenant.

1.6 Governmental Authority: Any federal, state, county, municipal or other governmental department, entity, authority, commission, board, bureau, court, agency or any instrumentality of any of same.

1.7 Governmental Requirement: Any law, enactment, statute, code, ordinance, rule regulation, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, agreement or requirement of any Governmental Authority now existing or hereafter enacted, adopted, promulgated, entered, or issued applicable to the Premises.

1.8 Land: Intentionally Omitted.

1.9 Premises: The portion of the Building to be occupied by the Tenant, consisting of approximately 1,562 square feet, with the address of: 4811 Lyons Technology Parkway Suite 30, Coconut Creek FL 33073, **as shown in Exhibit "B".**

1.10 Permitted Purpose: The receiving, storage and distribution of nutritional goods.

1.11 Rent Commencement Date: June 1, 2010

1.12 Term: 36 months.

1.13 Termination Date: 36 months after Lease Commencement Date.

2. USE/COMPLIANCE. Tenant shall use the Premises solely for the Permitted Purpose, and for no other purpose whatsoever. The foregoing is a material consideration to Landlord in entering into this Lease. Tenant shall not do, bring, keep or permit to be done in, on or about the Premises, nor bring, keep or permit to be brought therein, anything which is prohibited by, or will, in any way conflict with any Governmental Requirement or cause a cancellation or an increase in the rate of any insurance policy covering the Premises. Tenant shall not do or permit anything to be done in, on or about the Premises for any improper, immoral, or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, or about the Premises or commit or suffer to be committed any waste in, on or about the Premises.

3. RENT. The term "Rent" as used in this Lease, shall include the Base Rent and Operating Expenses. Beginning on the Rent Commencement Date, Tenant shall pay each monthly installment of Rent (plus all sales taxes from time to time imposed by any

Governmental Authority in connection with rents paid by Tenant under this Lease), in advance on the first calendar day of each month during the Term. Monthly installments for any fractional calendar month, at the beginning or end of the Term, shall be prorated based on the number of days in such month that fall during the Term. Tenant shall pay all Rent, without demand, deduction or set off, to Landlord at the place specified for notice in **Section 25** below. Tenant also shall pay a late charge ("Late Charge") equal to five percent (5%) of the amount of any delinquent installment of Rent as an administrative fee with each payment of Rent not paid within five (5) days after same is due hereunder. The provisions herein for a Late Charge shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligations to pay all such items at the time or times herein stipulated. Notwithstanding the imposition of such Late Charge pursuant to this Section, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made at the time herein stipulated.

4. CONSTRUCTION: Landlord, at its sole cost and expense shall install One, three (3) ton air-conditioning unit per Tenant's request. Tenant shall indemnify, protect, defend, reimburse and hold Landlord harmless from, for and against any and all damages, losses, liabilities, judgments, costs, claims, liens, expenses, penalties, suits, demands, actions, fines and expenses (including, without limitation, reasonable attorneys' and court costs) arising out of or relating to (i)) any act or omission of Tenant or any of Tenant's employees, agents, invitees, customers or contractors, (ii)) the use or occupancy of the Space, or (iii)) any matter related to the construction of the air conditioning system in the suite, unless such damage is caused by the gross negligence or intentional misconduct of the Landlord, or Landlord's employees, agents, invitees, customers or contractors.

5. Intentionally Left Blank.

6. PREPAID RENT; DEPOSIT. Landlord acknowledges receipt from Tenant of the Deposit. The Deposit shall be held as collateral security for the payment of Rent and other sums of money payable by Tenant under this Lease, and for the faithful performance of all other terms, covenants and conditions of Tenant hereunder; the amount of the Deposit, without interest, shall be repaid to Tenant after the expiration of the Term, provided Tenant shall have made all payments and performed all terms, covenants and conditions required under this Lease. Upon any Event of Default by Tenant hereunder, all or part of the Deposit may, at Landlord's sole discretion, be applied on account of such default, and thereafter Tenant shall promptly restore the resulting deficiency in the Deposit. Tenant hereby waives the benefit of any provision of law requiring the Deposit to be held in escrow or in trust, and the Deposit shall be deemed to be the property of Landlord and may be co-mingled by Landlord with its own funds.

7. UTILITIES. Landlord shall not be required to pay any fees, costs, or expenses associated with the use of any facilities or services of any kind whatsoever such as, but not limited to telephone, or electricity, all of which shall be the responsibility of Tenant, at its sole cost and expense.

8. MAINTENANCE BY TENANT. Except as set forth below, Tenant shall, at its sole cost and expense, maintain all of the Premises, including, but not limited to, all sprinkler systems (if any), interior walls, windows, doors, and all portions of the Premises in good and sanitary order, condition and repair. Tenant shall, at its sole cost and expense, keep and maintain all utilities, fixtures, mechanical, electrical and plumbing systems and equipment located in, on or about the Premises. Tenant shall inspect the premises and confirm that the fore mentioned systems are in working order upon occupancy. Any system or portion thereof not in working order shall be repaired or replaced by Landlord at Landlord's expense. This requires the Tenant to enter into an annual maintenance agreement with a reputable and licensed commercial HVAC contractor that will provide quarterly maintenance inspections on all HVAC units. This agreement shall be updated annually and a copy provided to Landlord. If the agreement is not provided to the Landlord, Landlord has the right to purchase an agreement on behalf of the Tenant, and bill the Tenant for the same in addition to a $500 administration fee. Tenant shall not store any trash, merchandise, crates, pallets or materials of any kind outside the Building in violation of Governmental Requirements. All trash shall be kept in metal containers that are subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. It is the intention of all parties to this Lease that it be a "net lease" and that Tenant shall pay, in addition to Rent, all costs and expenses related to the Premises, including without limitation, all taxes, maintenance and repair expenses. No recreational vehicles, boats, motors or other equipment shall be parked or stored outside the Building. It is the Intent of this Lease to prohibit any outside storage of any type.

9. MAINTENANCE BY LANDLORD. Landlord shall, at its sole cost and expense, maintain the roof, foundation and structural portions of the walls of the Building. Except as set forth in the preceding sentence, Landlord shall have no maintenance obligation with respect to the Premises.

10. INDEMNIFICATION AND INSURANCE

Tenant shall, during the Lease Term, procure at its expense and keep in force the following insurance:

(1) Commercial general liability insurance naming the Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant's use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Five Million Dollars ($5,000,000). Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.

(2) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures, and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) and in addition, coverage for flood, wind, earthquake, terrorism and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

(3) Workers' compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than $1,000,000 per accident, $1,000,000 disease, policy limit and $1,000,000 disease limit each employee.

(4) Such other insurance as Landlord deems necessary and prudent or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

The policies required to be maintained by Tenant shall be with companies rated A- X or better in the most current issue of A.M. Best's Insurance Ratings Guide. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $1,000. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the commencement date and annually thereafter at least thirty (30) days prior to the policy expiration date. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage. An amount equal to five percent (5%) of the monthly Rent shall be charged as Additional Rent for each month in which Tenant fails to deliver to Landlord the insurance certificates required herein.

In the event Tenant does not purchase the insurance required by this lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium. The Tenant shall repay to Landlord, as additional rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the failure to Tenant to obtain and maintain such insurance.

Tenant will indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability, and expense in connection with loss, damage, or injury to persons or property occurring in, on, or about, arising out of the Premises, or occasioned wholly or in part by any act or omission of Tenant, Tenant's agents, contractors, customers, or employees.

10.1 Tenant's insurance shall be with a Best's A+ rated company licensed to transact business in the State of Florida. Landlord shall be named as an additional insured under Tenant's insurance, and such insurance shall be primary and non-contributing with any insurance carried by Landlord. If, on account of the failure of Tenant to comply with the above, Landlord is adjudged to be a co-insurer by its insurance carrier, then any loss or damage Landlord may sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill thereof. Tenant's insurance policies shall contain endorsements requiring thirty (30) days notice to Landlord prior to any cancellation or any reduction in amount of coverage. Tenant shall deliver to Landlord as a condition precedent to its taking occupancy of the Premises (but not to its obligation to pay Rent), a certificate or certificates evidencing such insurance acceptable to Landlord, and Tenant shall upon the expiration of such policies, deliver to Landlord certificates of insurance evidencing the renewal of such policies. Failure of Tenant to provide Landlord with valid certificates within ten (10) days of Landlord's request will result in a Default and Tenant will also be billed a penalty for non-performance in the amount of $500.

10.2 Tenant, as a material part of the consideration to be rendered to Landlord, hereby agrees that it will indemnify Landlord and save it harmless from and against any and all claims actions, damages, liability and expense in connection with loss of life, personal injury and or damage to property arising from or out of any occurrence in, upon or at the Premises and the Land, or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, employees, licensees, invitees, third persons in or about the Premises. In case Landlord shall be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation. In addition, Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for personal injury or death, property damage or

other loss to Tenant, its agents, employees, licensees, invitees or third persons in or about the Premises and the Land from any cause, except Landlord's gross negligence, arising at any time. Notwithstanding anything to the contrary in this **Section**, the amounts of insurance required of Tenant shall not be construed in any manner whatsoever so as to limit Tenant's liability hereunder and Tenant's indemnification and holding harmless of Landlord shall survive the termination of this Lease.

11. WAIVER OF SUBROGATION. Tenant and Landlord release each other and waive any right of recovery against each other for loss or damage to their respective property, which occurs on or about the Premises (whether due to the negligence of either party, their agents, employees, licensees, invitees or otherwise), to the extent that such loss or damage is reimbursed by insurance proceeds. Tenant and Landlord agree that all policies of insurance obtained by either of them in connection with the Premises shall contain appropriate waiver of subrogation clauses.

12. REPAIRS. If Tenant fails to make, maintain or keep the Premises in good repair and in accordance with all Governmental Requirements, and such failure continues for ten (10) days after Tenant's receipt of written notice from Landlord, Landlord may perform, but is not obligated to perform any such required maintenance and repairs, and the cost thereof shall be Additional Rent payable by Tenant within ten (10) days of receipt of an invoice from Landlord.

13. TENANT'S PROPERTY. Furnishings, trade fixtures and equipment installed by Tenant shall be the property of Tenant. On expiration of the Term, if there is then no Event of Default, Tenant may remove any such property and shall repair the Premises to the same condition as when the Term commenced, ordinary wear and tear accepted, or reimburse Landlord for the cost of so repairing the Premises. If Tenant fails to remove such property as required under this Lease, Landlord may do so and keep and use or dispose of the same in its sole discretion without any liability to Tenant on account thereof, and further may charge the cost of any such removal, storage or disposition to Tenant.

14. ALTERATIONS BY TENANT. Tenant shall not cut, drill into, disfigure, deface, or injure any part of the Premises, nor obstruct or permit any obstruction, alteration, addition, or installation in the Premises without the prior written consent of Landlord. All alterations, additions or installations, including but not limited to partitions, air conditioning ducts or equipment (except movable furniture and fixtures put in at the expense of Tenant and removable without defacing or injuring the Building or the Premises), shall become the property of Landlord at the expiration or any earlier termination of the Term. Landlord, however, reserves the option to require Tenant, at Tenant's sole cost and expense, upon notice, to remove all fixtures, alterations, additions, decorations or installations (including those not removable without defacing or injuring the Premises) and to restore the Premises to the same condition as when originally leased to Tenant, reasonable wear and tear excepted. All work performed by Tenant shall be done: (a) in a good and workmanlike manner, (b) with materials of the quality and appearance comparable to those in the Building, (c) in compliance with all Governmental Requirements, and (d) by contractors or mechanics fully licensed by all applicable Governmental Authorities. Prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of worker's compensation insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant, or the Premises.

15. ASSIGNMENT; SUBLETTING. The identity and financial position of the Tenant is a material consideration of Landlord entering into this Lease. Tenant shall not, directly or indirectly, assign or sublet under this Lease or any part thereof, nor permit all or any part of the Premises to be used or occupied by another, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Any assignment or subletting made without such Landlord's consent, shall be void able by Landlord. Any consent by Landlord, unless specifically stated therein, shall not relieve Tenant from its obligations under this Lease. To be effective, any assignment or sublease must be in writing and signed by the Landlord, Tenant and assignee/subtenant, and shall set forth the entire consideration being given and received. The acceptance of Rent from any other person shall neither be deemed to be a waiver of any of the provisions of this Lease nor be deemed to be a consent to the assignment of this Lease or subletting of the Premises. If Landlord shall consent to any assignment or subletting, the assignee/subtenant shall assume all obligations of Tenant hereunder and neither Tenant nor any assignee/subtenant shall be relieved of any liability hereunder in the performance of any of the terms, covenants and conditions hereof.

16. LIENS. Notwithstanding any provision of this Lease to the contrary, Tenant shall never, under any circumstances, have the power to subject the interest of Landlord in the Premises or Building to any mechanics' or material men's liens or liens of any kind nor shall any provision in this Lease ever be construed as empowering Tenant to encumber or cause Tenant to encumber the title or interest of Landlord in the Premises or Building. In order to comply with the provisions of **Section 713.10 Florida Statutes**, it is specifically provided that neither Tenant nor anyone claiming by, through or under Tenant, including but not limited to contractors, subcontractors, material men, mechanics and laborers, shall have any right to file or place any kind of lien whatsoever upon the Premises or Building or any improvement thereon, and any such liens are specifically prohibited. All parties with whom Tenant may deal are put on notice that Tenant has no power to subject Landlord's interest to any claim or lien of any kind or character, and all such persons so dealing with Tenant must look solely to the credit of Tenant, and not to Landlord's interest or assets. Tenant shall put all such parties with whom Tenant may deal on notice of the terms of this **Section**. If at any time a lien or encumbrance is filed against the Premises or Building as a result of Tenant's work, materials or obligations, Tenant shall promptly discharge said lien or encumbrance, and if said lien or encumbrance has not been removed within ten (10) days from the date it is filed, Tenant agrees to

deposit with Landlord cash in an amount equal to one hundred fifty percent (150%) of the amount of any such lien or encumbrance, to be held by Landlord (without interest to Tenant, except as may be required by law) until any such lien or encumbrance is discharged.

17. CASUALTY/DAMAGE AND DESTRUCTION.

17.1 Partial Damage: "Partial Damage" means damage or destruction to the Premises to the extent that the cost of repair is less than fifty percent (50%) of the fair market value of the Premises immediately prior to such damage or destruction. If at any time during the Term there is Partial Damage, Landlord may, at Landlord's option, either (i) repair such damage, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease, which termination shall be effective as of the date of the occurrence of such damage.

17.2 Total Destruction: "Total Destruction" means damage or destruction to the Premises to the extent that the cost of repair is fifty percent (50%) or more of the fair market value of the Premises immediately prior to such damage or destruction. If at any time during the Term there is a Total Destruction, Landlord may, at Landlord's option, either (i) repair such damage in which event this Lease shall continue in full force and effect, or (ii) either Landlord or Tenant may terminate this Lease as of the date of such Total Destruction.

17.3 Abatement of Rent: If Landlord repairs or restores the Premises pursuant to the provisions of this **Section**, the Rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired. Except for abatement of Rent, if any, Tenant shall have no claim against Landlord as a result of any such damage. Furthermore, notwithstanding anything above to the contrary, Tenant shall not be entitled to any abatement of Rent if such damage is in any way caused by Tenant.

18. CONDEMNATION. If all or any part of the Premises shall be taken under power of eminent domain or like power, or sold under imminent threat thereof to any public authority or private entity having such power, this Lease shall terminate as to the part of the Premises so taken or sold, effective as of the date possession is required to be delivered to such authority or entity. Rent for the remaining Term shall be reduced in the proportion that the Premises is reduced by the taking. If a partial taking or sale of the Premises (i) reduces the size of the Premises by more than twenty percent (20%), or (ii) renders the Building commercially unviable to Landlord (in Landlord's sole discretion), Tenant in the case of (i), or Landlord in the case of (ii), may terminate this Lease by notice to the other party within thirty (30) days after the terminating party receives written notice of the portion to be taken or sold, such termination to be effective one hundred and eighty (180) days after notice thereof, or when the portion is taken or sold, whichever is sooner. All condemnation awards and similar payments shall be paid and belong to Landlord, except any amounts awarded or paid specifically for Tenant's trade fixtures and relocation costs (provided such awards do not reduce Landlord's award). Without limiting the generality of the foregoing, all leasehold interest awards shall belong to and be paid to Landlord, and Tenant shall execute any assignment or other documentation requested by Landlord to effectuate such award or payment.

19. ACCESS. Upon reasonable notice, except in the case of an emergency, Landlord shall be permitted to enter the Premises at all reasonable times with reasonable notice for the purposes of inspecting, repairing and leasing the Premises and of ascertaining compliance by Tenant with the provisions of this Lease. Landlord shall use reasonable efforts so as to minimize any inconvenience to or disruption of Tenant. Landlord may show the Premises to prospective purchasers, mortgagees, or tenants at any time.

20. SIGNS. Tenant shall not display any sign or other image or writing (collectively "sign(s)") on any part of the outside or inside of the Premises which can be seen from the outside of the Premises, without prior consent of Landlord, and then only such letters, images, colors, sizes, character, materials or style as may be first approved by Landlord in writing and as conform to the Building standard. Landlord may remove at Tenant's expense, without notice to Tenant, all signs not so installed or approved. Upon termination of this lease, all signs installed by Tenant shall be removed and any damage resulting shall be promptly repaired, or such removal and repair may be done by Landlord and the costs charged to Tenant.

21. TENANT'S DEFAULT.

21.1 All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other rights or remedies allowed by law or in equity. The occurrence of any of the following shall constitute an "Event of Default" under this Lease by Tenant: (i) Tenant shall fail to make payment of any monthly installment of Rent, Additional Rent, or any other charges hereunder in the amount as herein provided. (ii) Tenant shall violate or fail to perform any of the other terms, covenants or conditions herein made by Tenant, and such violation or failure shall continue for a period of thirty (30) days after written notice thereof to Tenant by Landlord or, if such violation or failure shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure same within thirty (30) days after receipt of notice thereof and continuously prosecute the curing of the same to completion with due diligence; (iii) Tenant shall make a general assignment for the benefit of its creditors or shall file or have filed involuntarily against Tenant, a petition for bankruptcy or other reorganization, liquidation, dissolution or similar relief; (iv) a proceeding is filed against Tenant seeking any relief mentioned in (iii) above and said proceeding is not discharged within forty-five

(45) days of the filing thereof; (v) a trustee, receiver or liquidator shall be appointed for Tenant on a substantial part of its property; or (vi) Tenant shall mortgage, assign or otherwise encumber its leasehold interest other than as specifically permitted under this Lease.

21.2 Notwithstanding the aforementioned, Landlord, in its sole discretion, may, at any time after Tenant's default or violation of any term, covenant or condition contained herein:

21.3 Declare the entire balance of all forms of Rent and Additional Rent due under this Lease for the remainder of the Term to be due and payable and may collect the then present value of the same (calculated using a discount equal to the yield then obtainable from the United States Treasury Bill or Note with a maturity date closest to the date of expiration of the Term) by distress or otherwise;

21.3.1 Apply the Deposit against the balance of all forms of Rent and Additional Rent due under this Lease;

21.3.2 Terminate Tenant's right to occupy the Premises;

21.4 Enter the Premises and re-let the same or any part of the Premises in the name of Landlord, or otherwise, as Tenant's agent, for a term shorter or longer than the balance of the Term, and may grant concessions or free rent in connection therewith, thereby terminating Tenant's right to possess the Premises, without terminating Tenant's obligations to pay the entire balance of all forms of Rent and Additional Rent for the remainder of the Term, plus repairs and expenses (including, but not limited to, the expenses of obtaining possession, brokerage expenses, tenant work modifications, legal fees, and decorating expenses) in connection therewith. Landlord shall have no obligation to re-let the Premises, and its failure to do so, or failure to collect rent on re-letting, shall not affect Tenant's liability under this Lease. In no event shall Tenant be entitled to a credit or repayment for re-rental income which is payable by Tenant under this Lease or which covers a period after the original term of this Lease; and/or

21.4.1 Terminate this Lease and any right of renewal and retake possession of the Premises.

21.5 Any and all property which may be removed from the Premises by Landlord, pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the sole risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property. Any such property of Tenant not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term or of Tenant's right to possession of the Premises, however terminated, shall be conclusively deemed to have been forever abandoned by Tenant and may either be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit in its sole discretion.

21.6 Tenant agrees, that if it shall at any time, fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, and after reasonable notice or demand and without waiving, or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent Landlord, in its sole discretion, may deem desirable, and in connection therewith, to pay expenses and employ counsel. All sums so paid by Landlord and all expenses in connection therewith, together with interest thereon at the highest rate of interest per annum allowed by law from the date of payment, shall be deemed Additional Rent hereunder and payable at the time of the next installment of Rent thereafter becoming due and Landlord shall have the same rights and remedies for the non-payment thereof, or of any other Additional Rent, as in the case of default in the payment of Rent.

21.7 Notwithstanding anything to the contrary contained herein, if Landlord elects to terminate this Lease as a result of any of the contingencies specified in this <u>Section</u>, Landlord shall forthwith, upon such termination, be immediately entitled to recover as damages, and not as a penalty, an amount equal to the Rent and Additional Rent provided in this Lease for the residue of the Term.

21.8 If any of Tenant's checks for Rent are dishonored by Tenant's bank, the amount due shall be subject to Late Charges as outlined in Section 3.1. In addition thereto, Tenant shall pay to Landlord a service charge covering administrative expenses relating hereto in the amount of One Hundred Dollars ($100.00) per such check. If during the Term more than two (2) of Tenant's checks are so dishonored by Tenant's bank, then Landlord, in its sole discretion, may require all future Rent of Tenant to be paid by cashiers check or money order only.

21.9 In addition to the Late Charge, any payments required to be made by Tenant under the provisions of this Lease not made by Tenant when and as due shall, from the date when the particular amount became due to the date of payment thereof to Landlord, bear interest at the rate of eighteen percent (18%) per annum or the maximum lawful rate of interest allowed by law (whichever is lower). Notwithstanding anything to the contrary in this Lease, Tenant does not intend or expect to pay, nor does Landlord expect to charge, accept, or collect any Rent, Late Charge or interest which collectively would be greater than the highest legal rate of interest which may be charged under the laws of the State of Florida.

21.10 In the event of a breach or threatened breach by Tenant of any of the terms, covenants and conditions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Premises, by reason of the violation by Tenant of any of the terms, covenants or conditions of this Lease or otherwise; and further expressly waives service of any notice of Landlord's intention to re-enter.

21.11 Tenant agrees that, in exchange for the promises made in the Lease and other good and valuable consideration received from Landlord, in the event Tenant files a voluntary petition in bankruptcy or is subject to an involuntary bankruptcy, Landlord shall not be subject to the provisions of U.S.C. Statute 362, and shall automatically and immediately be entitled to relief from the stay imposed thereby without necessity of further action or court approval.

22. QUIET ENJOYMENT. If and so long as Tenant pays all Rent and keeps and performs each and every term, covenant and condition herein contained on the part of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises without hindrance by Landlord.

23. HOLDOVER TENANCY. If Tenant shall hold over after the expiration of the Term, at Landlord's option, Tenant may be deemed to be occupying the Premises as a tenant from month to month, which tenancy may be terminated by fifteen (15) days notice. During such tenancy, Tenant agrees to pay to Landlord, monthly in advance, Rent in an amount equal to one hundred fifty percent (150%) of the monthly installment of Rent which was payable on the last day of the Term, unless a different rate is agreed upon, and to be bound by all of the terms, covenants and conditions herein specified. If Landlord re-lets the Premises (or any portion(s) thereof) to a new tenant and the term of such new lease commences during the period for which Tenant holds over, Landlord shall be entitled to recover from Tenant any and all costs, legal expenses, attorney's fees, damages, loss of profits or any other expenses incurred by Landlord as a result of Tenant's failure or inability to deliver possession of the Premises to Landlord when required under this Lease.

24. AMENDMENT; WAIVER; APPROVAL; CONSENT. This Lease constitutes the entire agreement between the parties. This Lease shall not be amended or modified except in writing signed by both parties. Failure of Landlord to exercise any of its rights in one or more instances shall not be construed as a waiver of Landlord's right to strict performance of such rights or as to any subsequent breach of any such rights. Wherever this Lease requires either the Landlord's consent or approval, such consent or approval shall only be deemed given when in writing and, unless set forth expressly to the contrary, such consent or approval shall be in the sole discretion of Landlord.

25. NOTICES. All notices, communications and statements required or permitted under this Lease shall be in writing, delivered in person or sent by United States Registered or Certified Mail, return receipt requested, with postage prepaid, or Express Mail or Federal Express (or other similar courier service having a delivery system which provides for or makes available a signed receipt of delivery) or by facsimile transmission (provided an original copy is thereafter provided in the manner stated in this Section below) addressed to the parties as follows:

AS TO TENANT (Before Lease Commencement):

450 East Las Olas Blvd
Suite 830
Fort Lauderdale, FL 33301

TENANT (After Lease Commencement):

4811 Lyons Technology Parkway
Suite 30
Coconut Creek, FL 33073

AS TO LANDLORD:

Principal Life Insurance Company
c/o BUTTERS REALTY & MANAGEMENT, LLC
6820 Lyons Technology Circle
Suite # 100
(954) 312-2400 Phone
(954) 570-8844 Fax

WITH A COPY TO:

Shiner & Sosin
Attn: Peter Sosin
95 South Federal Highway, First Floor
Boca Raton, FL 33432
Telephone: (561) 362-4106
Facsimile: (561) 362-4107

Mail service shall be deemed effective upon the earlier of either seventy-two (72) hours after deposit in the U.S. mail in accordance herewith or upon receipt or refusal to accept receipt by a reputable courier service. Notices sent by facsimile transmission which are received by 4:00 p.m. (in the addressee's time zone) shall be deemed delivered as of the date of such transmission, provided that an original copy of such transmission is delivered to the addressee by a nationally utilized overnight courier service on the day following such transmission. Either party by written notice to the other may designate additional parties to receive copies of notices sent to it. Such designees may be changed by written notice. Either party may at any time, in the manner set forth for giving notice to the other, designate a different address to which notices, communication and statements to it shall be sent.

26. SCHEDULES; EXHIBITS. All schedules, exhibits and typewritten riders, if any, attached or added hereto are made a part of this Lease by reference and the terms, covenants, and conditions thereof shall control over any inconsistent provisions in the **Sections** of this Lease.

27. LIMITATION OF LANDLORD'S LIABILITY. The term "Landlord" as used herein shall mean only the owner or owners, at the time in question, of the fee title to the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in the case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability in respect of Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject to the above, be binding on Landlord's successors and assigns, only during their respective periods of ownership. The obligations of Landlord under this Lease do not constitute personal obligations of Landlord or the individual partners, shareholders, directors, and officers, and Tenant shall look solely to Landlord's then existing interest in the Premises, and to no other assets of Landlord, for satisfaction of any liability in respect of this Lease, and will not seek recourse against the individual partners, shareholders, directors, officers, or any of their personal assets for such satisfaction.

28. LANDLORD'S RESERVED RIGHTS. With prior written notice to Tenant, but without being required to obtain Tenant's consent, and without liability to Tenant, landlord shall have the right to (i) sell the Premises (or any portion(s) thereof) and assign this Lease, the Deposit and Prepaid Rent to the purchaser, and upon such assignment Landlord shall be released from all of its obligations under this Lease and Tenant agrees to attorn to such purchaser, or any other successor or assign of Landlord through foreclosure or deed in lieu of foreclosure or otherwise, and to recognize such person as successor Landlord under this Lease; provided that the successor Landlord assumes in full all Landlord's obligations under this Lease.

29. ESTOPPEL CERTIFICATE. Within ten (10) days after written request of either party hereto (the Requesting Party), the other party hereto (the Responding Party) shall execute and deliver at no charge to the Requesting Party or its designee, a written statement certifying (i) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (ii) the amount of Rent and the date to Rent have been paid in advance; (iii) the amount of any security deposited with Landlord; and (iv) that the Requesting Party is not in default hereunder or, if the Requesting Party is claimed to be in default, stating the nature of any claimed default. Any such statement by the Responding Party may be relied upon by a purchaser or lender of the Premises, or any subtenant or assignee of this Lease.

30. ACCORD AND SATISFACTION. No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease shall give rise to or support or constitute an accord or satisfaction, or a compromise or other settlement, notwithstanding any accompanying statement, instruction or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction, or a compromise or other settlement, in a separate writing duly executed by Landlord. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary. Landlord will be entitled to treat any such payments as being received on account of any item or items of Rent, interest, expense or damage due in connection therewith, in such amounts and in such order as Landlord may determine in its sole discretion.

31. SEVERABILITY. The parties intend this Lease to be legally valid and enforceable in accordance with all of its terms, covenants and conditions to the fullest extent permitted by law. If any term, covenant or condition hereof shall be invalid or unenforceable, the parties agree that such term, covenant or condition shall be stricken from this Lease, the same as if it never had been contained herein. Such invalidity or unenforceability shall not extend to any other term, covenant or condition of this Lease, and the remaining terms, covenants or conditions hereof shall continue in effect to the fullest extent permitted by law, the same as if such stricken term, covenant and condition never had been contained herein.

32. SUBORDINATION. The rights of Tenant hereunder are and shall be, at the election of any mortgagee, subject and subordinate to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Premises (or any portion(s) thereof), and to all advances made or hereafter to be made upon the security thereof and all renewals, modifications or extensions thereof (collectively, the "Superior Instruments"). This **Section** shall be self-operative and no further instrument of subordination shall be required by any mortgagee, but Tenant agrees upon request of Landlord, from time to time, to execute whatever documentation may be required to further effect the provisions of this **Section**. Landlord

agrees to use reasonable efforts to obtain a Non-Disturbance Agreement, in customary and usual form and content, from any mortgagees.

33. TIME. Time is of the essence of this Lease with respect to Tenant's obligations hereunder and applies to all terms, covenants, and conditions contained herein with respect to Tenant's obligation hereunder. All "days" set forth in this Lease shall be deemed to be "calendar days" unless specifically stated to the contrary.

34. SUCCESSORS AND ASSIGNS. All terms, conditions to be observed and performed by Landlord and Tenant hereunder shall be applicable to and binding upon their respective heirs, administrators, executors, and permitted successors and assigns. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

35. CAPTIONS AND SECTION NUMBERS. The captions and section numbers are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this Lease. It is understood and agreed that verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, number of the parties hereto.

36. AUTHORITY. The person executing this Lease, on behalf of Tenant, does hereby covenant and warrant that Tenant is duly authorized to transact business, is in good standing and existing, that Tenant is qualified to do business in the State of Florida, Tenant has full right and authority to enter into this Lease, and that the persons signing on behalf of Tenant were authorized to do so.

37. APPLICABLE LAW. This Lease shall be construed according to the laws of the State of Florida. Should any provision of this Lease require judicial interpretation, it is agreed by the parties hereto that the court interpreting or construing the same shall not apply a presumption that any such provision shall be more strictly construed against the party who itself or through its agent prepared the same, as all parties have participated in the preparation of the provisions of this Lease and that all terms, covenants and conditions were negotiable.

38. BROKER INDEMNIFICATION. As part of the consideration for the granting of this Lease, Tenant represents and warrants to the Landlord that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease on Tenant's behalf other than Adam Vaisman of Butters Realty & Management and Rod Vanderbilt of Ocean-Mark Properties, Inc.

39. SURRENDER OF PREMISES. Tenant agrees to surrender to Landlord, at the end of the Term or upon any earlier termination of this Lease, the Premises in (i) as good condition as the Premises were at the Commencement Date, ordinary wear and tear excepted; (ii) Tenant shall remove its trade fixtures, furnishings and equipment from the Premises and shall repair any damage caused by such removal; and (iii) Tenant shall also remove all rubbish from the Premises. Tenant hereby expressly authorizes Landlord, as agent of Tenant, to remove such rubbish and make such repairs as may be necessary to restore the Premises to such condition at the sole cost and expense of Tenant.

40. ATTORNEYS' FEES. If either party herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to its costs and reasonable attorney's fees, including all appeals from the non-prevailing party.

41. LANDLORD'S DEFAULT. Should Landlord be in default under any of the terms, covenants or conditions of this Lease, Tenant shall give Landlord prompt written notice thereof, and Tenant shall allow Landlord **thirty (30) days from** the date of Landlord's receipt of such notice. If the default cannot be cured within **such thirty (30) days**, no event of default shall be deemed to have occurred so long as Landlord shall commence the curing of such default within the **thirty (30) day period** and shall thereafter diligently continue the curing of same. In the event Landlord fails to cure any such default within the period prescribed in this **Section**, or fails to diligently cure any such default, then, after written notice from Tenant to Landlord, Tenant may perform any such obligations of Landlord at Landlord's sole expense.

42. FORCE MAJEURE. Landlord shall not be required to perform any term, covenant or condition in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, labor disputes (whether lawful or not), material or labor shortages, restrictions by any Governmental Authority, civil riots, floods, hurricanes, and any other cause not within the control of Landlord.

43. <u>TENDER AND DELIVERY OF LEASE</u>. Submission of this Lease does not constitute an offer, right of first refusal, reservation of or option for the Premises or any part thereof. This Lease becomes effective as a lease upon execution and delivery by both Landlord and Tenant.

44. HAZARDOUS WASTE.

44.1 Tenant represents and warrants to Landlord that Tenant's use and activities on the Premises shall be conducted in compliance with all applicable environmental ordinances, rules, regulations, statutes, orders, and laws of all local, state, or federal agencies or bodies with jurisdiction over the Premises or the activities conducted on the Premises (hereinafter collectively referred to as the "Environmental Laws"). In the event any of Tenant's activities require the use of "hazardous" or "toxic" substances, as such terms are defined by any of the Environmental Laws, then Tenant represents and warrants to Landlord that Tenant has received all permits and approvals required under the Environmental Laws with respect to such toxic or hazardous substances. Tenant covenants and agrees to maintain the Premises in a "clean" condition during the term of this Lease, as extended or renewed. As used in this paragraph, the term "clean" shall mean that the Premises are in complete compliance with the standards set forth under the Environmental Laws and any standards set forth in this Lease.

44.2 In the event Tenant breaches any of its representations, warranties, or covenants and agreements contained in this paragraph or fails to notify Landlord of the release of any hazardous or toxic substances from the Premises, then such breach or failure to notify shall be deemed a default under this Lease and Landlord shall have all rights and remedies available to it, including, but not limited to, the right to terminate this Lease or initiate a clean-up of the Premises, in which case Landlord shall be reimbursed by Tenant for, and indemnified by Tenant from, any and all costs, expenses, losses, and liabilities incurred in connection with such clean-up of the Premises (including all reasonable attorneys' and paralegals' fees at trial and all appellate levels) by Tenant. In the alternative, Landlord may require Tenant to clean-up the Premises and to fully indemnify and hold Landlord harmless from any and all losses, liabilities, expenses (including but not limited to reasonable attorneys' and paralegals' fees at trial and all appellate levels), and costs incurred by Landlord in connection with Tenant's clean-up action. Notwithstanding anything herein, Tenant agrees to pay, and shall indemnify Landlord from and against, any and all losses, claims, liabilities, costs, and expenses (including reasonable attorneys' and paralegals' fees at trial and all appellate levels) incurred by landlord as a result of any breach by Tenant of this paragraph, and/or as a result of any contamination of the Premises due to Tenant's use of hazardous or toxic substances on the Premises.

45. Intentionally Blank.

46. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

47. JURY WAIVER; COUNTERCLAIMS. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH (i) THIS LEASE, (ii) THE RELATIONSHIP OF LANDLORD AND TENANT, (iii) TENANT'S USE OR OCCUPANCY OF THE PREMISES OR (iv) THE RIGHT TO ANY STATUTORY RELIEF OR REMEDY. TENANT AGREES THAT IT SHALL NOT INTERPOSE ANY PERMISSIVE COUNTERCLAIM OF ANY NATURE IN ANY SUMMARY PROCEEDING BROUGHT AGAINST TENANT BY LANDLORD TO OBTAIN POSSESSION OF THE PREMISES. THIS WAIVER IS MADE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY BY TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD IN AGREEING TO ENTER INTO THIS LEASE. TENANT ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISIONS AND AS EVIDENCE OF THIS FACT SIGNS IT INITIALS OR THE INITIALS OF ITS DULY AUTHORIZED REPRESENTATIVE IN THE SPACE IMMEDIATELY BELOW.

48. OFAC Compliance. (a) Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("**OFAC**") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "**List**"), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of

law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term "**Embargoed Person**" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(b) Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any "Prohibited Person" (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant's compliance with the terms hereof.

(c) Tenant hereby acknowledges and agrees that Tenant's inclusion on the List at any time during the Lease Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

In connection with the proposed agreement between The Source Vitamin Company, Inc. and 4811 Lyons Tech Pkwy, LLC, for premises at 4811 Lyons Technology Parkway Suite 2, Coconut Creek FL 33073, please provide to the undersigned the names of the persons holding an ownership interest in The Source Vitamin Company, Inc. for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001). Theodore Farnsworth,

IN WITNESS WHEREOF, the respective parties have signed, sealed and delivered this Lease on the date and year written below.

4811 LYONS TECH PKWY, LLC, a Delaware limited liability company

By: PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, for its Principal U.S. Property Separate Account

By: PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

WITNESSES

[signature]
Print Name: Janie Smith

[signature]
Print Name: Kristin McCullough

By: [signature]
Print: Allyson N. Dailey
Title: Senior Asset Manager

MAY 21 2010

By:
Print:
Title:

[signature]
Print Name: Roderick Vanderbilt

TENANT:
The Source Vitamin Company, Inc.

[signature]

By: Ted Farnsworth CEO

Date: May 13, 2010

EXHIBIT "A"

BASE RENT

Term	Monthly Base Rent
6/1/10 – 5/31/11	$1,431.83
6/1/11 – 5/31/12	$1,481.95
6/1/12 – 5/31/13	$1,533.82

Tenant must also pay Six Percent (6%) Florida state sales tax.

EXHIBIT "B"

Building Plan


15
30
14
29
13
28
12
27
11
26
10
25
9
24
8
23
7
22
6
21
5
20
4
19
3
18
2
17
1
16
LYONS IV
BUILDING "A"
4911 JOHNSON ROAD

EXHIBIT "C"

TYPICAL FLOOR PLAN



EXHIBIT "D"

BACKFLOW CERTIFICATE

CITY OF COCONUT CREEK
UTILITY OPERATIONS DIVISION
4800 WEST COPANS ROAD
COCONUT CREEK, FLORIDA 33063
Phone: (954) 973-6786 / Fax: (954) 956-1424

BACKFLOW PREVENTION ASSEMBLY FIELD TEST REPORT

Date of Test: 11/19/09
Name of Premise: Lyons Tech. 4 Contact Person: ______
Street Address: 4811 Lyons Tech Pkwy. Phone No: ______

Location of Device: S.W. corner of bldg
Type of Assembly: D.C. ☐ R.P. ☑ P.V.B. ☐ Other: ______ Size: 2" Permit No: ______
Manufacturer: Zurn Meter No: n/a Cert.
Model Number: 975XL Serial No: 1570339

DOUBLE CHECK (D.C.) / REDUCED PRESSURE (R.P.)			PRESSURE VACUUM BREAKER (P.V.B.)
CHECK VALVE # 1	DIFFERENTIAL PRESSURE RELIEF VALVE	CHECK VALVE # 2	
1. Leaked ☐ 2. Closed Tight ☑	Opened at 3.4 psi Did not opened ☐	1. Leaked ☐ 2. Closed Tight ☑	Air Inlet Opened at ____ psi Did Not Open ☐
Cleaned Only ☐ Replaced: Rubber Parts Kit ☐ C.V. Assembly ☐ Or Disc ☐ O-Rings ☐ Seat ☐ Spring ☐ Stem/Guide ☐ Retainer ☐ Lock Nuts ☐ Other ☐	Cleaned Only ☐ Replaced: Rubber Kit ☐ R.V. Assembly ☐ Or Disc ☐ Diaphragm ☐ Seat ☐ Spring ☐ Guide ☐ O-Rings ☐ Other ☐	Cleaned Only ☐ Replaced: Rubber Parts Kit ☐ C.V. Assembly ☐ Or Disc ☐ O-Rings ☐ Seat ☐ Spring ☐ Stem/Guide ☐ Retainer ☐ Lock Nuts ☐ Other ☐	Check Valve Leaked ☐ Held at ____ psi Cleaned Only ☐ Replaced: C.V. Assembly ☐ Disc. Air Assembly ☐ Disc. C.V. ☐ Spring ☐ Retainer ☐ Guide ☐ O-Rings ☐ Other ☐
Differential Pressure Across Check Valve 6.9 psi	Opened at 3.4 psi Did Not Opened ☐	Differential Pressure Across Check Valve 1.7 psi	Air Inlet ____ psi Check Valve ____ psi

NOTE: ALL REPAIRS / REPLACEMENTS SHALL BE COMPLETED WITHIN TEN (10) DAYS.

LINE PRESSURE ______ psi
REMARKS: ______

Certified Testing Company: Blanket Backflow Test Equipment Used: Midwest
Passed Custom Backflow / Failed – Repair Needed ______
Initial Test By: ______ Certified Tester No. ______ Expiration Date: __/__/__
Repaired By: ______ Date Repaired: ______
Final Test By: CA Certified Tester No. ASSE #13058 Expiration Date: 2/28/10
I CERTIFY THAT THIS DATA IS ACCURATE AND REFLECTS THE PROPER OPERATION AND MAINTENANCE OF THE UNIT

CERTIFIED TESTER SIGNATURE CA

(White Copy) Water Purveyor (Yellow Copy) Owner (Pink Copy) Testing Company